As filed with the Securities and Exchange Commission on June 26, 2002

                                                     Registration No. 333 - ____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                          DREW INDUSTRIES INCORPORATED
               (Exact name of registrant as specified in charter)

           Delaware                                               13-3250533
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              200 Mamaroneck Avenue
                          White Plains, New York 10601
                                 (914) 428-9098
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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                          Drew Industries Incorporated
                      2002 Equity Award and Incentive Plan
                              (Full Title of Plan)

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                                 Leigh J. Abrams
                                    President
                          Drew Industries Incorporated
                              200 Mamaroneck Avenue
                          White Plains, New York 10601
                                 (914) 428-9098
           (name and address, including zip code and telephone number, including area code of agent for service)

                                   ----------

                                   Copies to:

                             Harvey F. Milman, Esq.
                               Phillips Nizer LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 977-9700

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                      Proposed           Proposed             Amount of
Title of Each Class of                Amount to be    Maximum Offering   Maximum Aggregate    Registration
Securities to be Registered           Registered(1)   Price Per Share    Offering Price       Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value .......  920,666         $15.115 (1)(2)     $13,915,866(2)       $1,280.26
==========================================================================================================

(1)   Used only for purpose of calculating the amount of the registration fee.

(2) The registration fee is based upon the average of the high and low prices of the shares of Common Stock as reported on the American Stock Exchange on June 19, 2002, as prescribed by Rule 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents, which have been filed by Drew Industries Incorporated (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration
Statement:

      1.    Annual Report on Form 10-K, for the fiscal year ended December 31,
            2001.

      2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.

      3. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents.

      The Registrant will provide without charge to any participant in the Drew Industries Incorporated 2002 Equity Award and Incentive Plan (the "Plan"), at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to Harvey J. Kaplan, Treasurer, 200 Mamaroneck Avenue, White Plains, New York 10601, (914) 428-9098.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      Certain matters with respect to the validity of the Registrant's Common Stock to be issued pursuant to the Plan are being passed upon for the Registrant by Phillips Nizer LLP, New York, New York. Harvey F. Milman, Esq., a member of said firm, is an Assistant Secretary of the Registrant and beneficially owns 17,200 shares of the Common Stock.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement which were actually


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

and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the Registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the subject conduct was unlawful. If the claim was brought against any such person by or in the right of the Registrant, the Registrant may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Registrant, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

      The Registrant's Restated Certificate of Incorporation provides that the Registrant may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. In addition, the Restated Certificate of Incorporation provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

Exhibit Nos.                         Description of Exhibits
------------                         -----------------------

5.1*              Opinion of Phillips Nizer LLP

10.1+             Drew Industries Incorporated 2002 Equity Award and Incentive
                  Plan

23.1*             Consent of KPMG LLP

23.3*             Consent of Philips Nizer LLP (included in Exhibit 5.1)*

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*     Filed herewith.

+ Incorporated by reference to Exhibit A to the Proxy Statement of the Registrant dated April 10, 2002.


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

Item 9. Undertakings.

      1. The undersigned Registrant hereby undertakes:

            (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (ii) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 24th day of June, 2002.

                                        DREW INDUSTRIES INCORPORATED


                                        By /s/ Leigh J. Abrams
                                           -------------------------------------
                                           Leigh J. Abrams, President

                                POWER OF ATTORNEY

      Each person whose signature appears below appoints Leigh J. Abrams and Fredric M. Zinn and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all other documents in connection, therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.


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

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                                   Title                             Date
              ---------                                   -----                             ----

/s/ Leigh J. Abrams                        Director, President and Chief                June 24, 2002
--------------------------------------        Executive Officer (Principal
        Leigh J. Abrams                       Executive Officer)


/s/ Fredric M. Zinn                        Executive Vice President and Chief           June 24, 2002
--------------------------------------        Financial Officer (Principal
        Fredric M. Zinn                       Financial and Accounting Officer)


/s/ Edward W. Rose, III                    Chairman of the Board                        June 24, 2002
--------------------------------------        And Director
        Edward W. Rose, III


/s/ David L. Webster                       Director                                     June 24, 2002
--------------------------------------
        David L. Webster


/s/ L. Douglas Lippert                     Director                                     June 24, 2002
--------------------------------------
        L. Douglas Lippert


/s/ James F. Gero                          Director                                     June 24, 2002
--------------------------------------
        James F. Gero


/s/ Gene H. Bishop                         Director                                     June 24, 2002
--------------------------------------
        Gene H. Bishop


/s/ Frederick B. Hegi, Jr.                 Director                                     June 24, 2002
--------------------------------------
        Frederick B. Hegi, Jr.


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

                                  Exhibit Index

Exhibit Nos.                   Description of Exhibits                  Page No.
------------                   -----------------------                  --------

5.1            Opinion of Phillips Nizer LLP
23.1           Consent of KPMG LLP
23.3           Consent of Philips Nizer LLP (included in Exhibit 5.1)*


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